Exhibit 1.01

Welbilt, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2019

This Conflict Minerals Report (this "Report") for the year ended December 31, 2019 is presented to comply with Rule 13p-1 ("Rule 13p-1") under the Securities Exchange Act of 1934, as amended. Unless otherwise expressly stated or the context otherwise requires, references to "we," "our," "us," the "Company" or "Welbilt," refer to Welbilt, Inc. and its consolidated subsidiaries.

This Report has been prepared by our management for calendar year 2019 in accordance with Rule 13p-1. This Report discusses our efforts related to determining whether any of the products we manufacture or that we have contracted to be manufactured contain tin, tantalum, tungsten and gold (collectively, the "3TG Minerals") that are necessary to the functionality or production of such products that may have originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (collectively, the "Covered Countries") or are from recycled or scrap sources.

Forward-Looking Statements

Certain statements contained in, or incorporated into, this Report constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements and include, for example, descriptions of our supply chain improvement efforts and risk mitigation strategies. Certain of these forward-looking statements can be identified by the use of words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "could," "will," "may," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this report are based on our current beliefs and expectations and speak only as of the date of this report. These statements are not guarantees or indicators of future performance. Important assumptions and other important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in our other filings with the U.S. Securities and Exchange Commission (the "SEC"). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

1. Company Overview

We are one of the world's leading commercial foodservice equipment companies leveraging a full suite of equipment capable of storing, cooking, holding, displaying, dispensing and serving in both hot and cold foodservice categories. Headquartered in New Port Richey, Florida, Welbilt was incorporated in Delaware in 2015 and became publicly traded in March 2016 after a spin-off from its former parent. We operate 20 manufacturing facilities globally at which we design, manufacture and supply best-in-class equipment for the global commercial foodservice market, consisting of commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant ("QSR") chains, hotels, resorts, cruise ships, caterers, supermarkets, convenience stores, hospitals, schools and other institutions. We sell our products through a global network of over 5,000 distributors, dealers, buying groups and manufacturers' representatives. Our portfolio of award-winning brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by three service brands: KitchenCare®, our aftermarket parts and service brand, FitKitchen®, our fully-integrated kitchen systems brand and KitchenConnect®, our cloud-based application brand.

We serve our customers through the following foodservice equipment product and service groups:

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Storing. We design, manufacture and sell commercial upright and undercounter refrigerators and freezers, blast freezers, blast chillers and cook-chill systems under the Delfield brand name. We manufacture modular and fully assembled walk-in refrigerators, coolers and freezers, and prefabricated cooler and freezer panels for use in the construction of refrigerated storage rooms and environmental systems under the Kolpak brand name.

•
Cooking. We sell traditional ovens, combination ovens, convection ovens, conveyor ovens, rapid-cooking ovens, range and grill products under the Convotherm, Garland, Lincoln, Merrychef and other brand names. We market fryers and frying systems principally under the Frymaster brand name, and our steam equipment under the Cleveland brand.

•
Holding and Displaying. We design, manufacture and sell a range of cafeteria and buffet equipment stations, bins, boxes, warming cabinets, warmers, display and deli cases, and insulated and refrigerated salad and food bars. We market our equipment stations, cases, food bars and food serving lines under the Delfield, Merco and other brand names.

•
Dispensing and Serving. We produce beverage dispensers, blended ice machines, ice/beverage dispensers, beer coolers, post-mix dispensing valves, backroom equipment and support system components and related equipment for use by QSR chains, convenience stores, bottling operations, movie theaters, the soft-drink industry and others. We design, manufacture and sell ice machines under the Manitowoc and other brand names. We sell our coffee equipment under the Crem brand name and other beverage-related products under Multiplex and Manitowoc brand names.

Our working platforms and foodservice equipment product groups are augmented through the following cross portfolio service brands:

•
KitchenCare. We provide a broad range of services and after-market parts and manage a comprehensive factory-authorized service network, assuring proper installation and start-up, preventative maintenance, after-market parts supply and maximum customer uptime on all Welbilt products.

•
FitKitchen. We produce individually designed kitchens that optimize the use of our customers' kitchen space which helps to reduce the customers' labor costs. The goal of FitKitchen is to provide customized solutions that reduces the kitchen footprint and right-sizes equipment in order to reduce capital costs while producing improvements in speed of service and quality of food

•
KitchenConnect. Our KitchenConnect enabled products include the option for data output monitoring intended to facilitate menu management by the equipment operators through the interaction of menus and equipment. We believe that these products produce an operator experience that allows for a collaborative and agile service supported by just-in-time maintenance. We believe this reduces downtime, optimizes energy use and improves service response time.

As a downstream supplier, many steps removed from the mining of 3TG Minerals, we do not purchase any 3TG Minerals directly from smelters or refiners and do not knowingly purchase any 3TG Minerals in their raw material form. We are committed to the responsible sourcing of our products and we expect the same from our suppliers, including ensuring that the products or components supplied to us do not directly or indirectly finance or benefit armed groups in the Covered Countries. Our suppliers are required to support our efforts to comply with Rule 13p-1. We have a Conflict Minerals Policy, which is available on our website (www.welbilt.com) under Investor Relations - Corporate Governance - Governance Documents. In addition, our standard supplier terms and conditions address our expectations related to any 3TG Minerals supplied to us.

2.  Reasonable Country of Origin Inquiry
We undertook a reasonable country of origin inquiry ("RCOI") in good faith to determine whether the 3TG Minerals in the products we manufacture, or contract to manufacture, that are necessary to the functionality or production of our products may have originated in the Covered Countries or may have come from recycled or scrap sources.

To assist in determining whether 3TG Minerals in our products originated in Covered Countries, we retained Assent Compliance, Inc. ("Assent"), a third-party service provider. We provided a list of direct suppliers that provide us with products and components used in our manufacturing process that contain, or had a high probability of containing, one or more 3TG Minerals (the "in-scope suppliers") to Assent. We also periodically reviewed the supplier list to ensure that irrelevant or "out-of-scope" suppliers were removed from the survey process.

We utilized the RBA-GeSI Conflict Minerals Reporting Template ("CMRT") to conduct a survey of all in-scope suppliers. During the supplier survey, we contacted 446 suppliers via the Assent Compliance Manager (the "ACM"), a software platform maintained by Assent that enables its users to complete and track supplier communications as well as allows suppliers to upload completed CMRTs directly to the platform for assessment and management.

Assent requested that all suppliers complete a CMRT and provided training resources to guide suppliers on best practices and the use of this template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. We directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers complete the CMRT form and submit such form to Assent. Assent's program also includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Suppliers with invalid CMRTs were contacted and asked to resubmit after correcting the errors. As of May 21, 2020, there were 8 invalid supplier submissions that could not be corrected.

Based on the RCOI, we have reason to believe that some of the 3TG Minerals in our products may have originated from the Covered Countries or may have come from recycled or scrap sources, therefore, in accordance with Rule 13p-1, we performed further due diligence on the source and chain of custody of the 3TG Minerals in question.

3. Due Diligence Process

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in The Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance"), and the related supplements for each of the 3TG Minerals.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance further advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our "tier 1" (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

We integrated the five steps recommended by the OECD Guidance as follows:

Step 1: Establish Strong Company Management Systems

Internal Team. We maintained an internal team, led by our procurement group, to manage our conflict minerals compliance program and related engagement with our suppliers. This includes integrating new suppliers, working with our employees to provide training and guidance, implementing reporting systems and facilitating cross-departmental communications to ensure compliance with the SEC’s reporting requirements regarding conflict minerals.

Controls and Policies. As stated above, we have a Conflict Minerals Policy, which is available on our website (www.welbilt.com) under Investor Relations - Corporate Governance - Governance Documents. In addition, our standard supplier terms and conditions address our expectations related to any 3TG Minerals supplied to us. Our controls also include our Code of Conduct and our Supplier Code of Conduct, which outline expected behaviors for our employees and suppliers.

Grievance Mechanisms. We maintain a hotline that provides employees with a mechanism to report violations or concerns related to our policies, including our Conflict Minerals Policy, Code of Conduct and our Supplier Code of Conduct. Such reporting may be made on an anonymous basis if employees wish.

Supplier Engagement. With respect to the OECD requirement to strengthen engagement with suppliers, we engaged Assent to assist with supplier engagement, evaluating supply chain information regarding 3TG Minerals and to assist with the development and implementation of additional due diligence steps. We also use Assent’s online learning management system and have provided all in-scope suppliers access to Assent's Conflict Minerals training course.

Step 2: Identify and Assess Risks in Our Supply Chain

In accordance with OECD Guidance, it is important to identify and assess risks associated with 3TG Minerals in the supply chain. Certain risks are identified automatically in the ACM system based on pre-established criteria. These risks are addressed by Assent's compliance staff and members of our internal conflict minerals compliance team who contacted the supplier to gather pertinent data and perform an assessment.

Many of the responses provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG Minerals in the components supplied to us. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Responsible Minerals Initiative ("RMI") to ensure that the facilities met the RMI definition of a 3TG Minerals processing facility that was operational during the 2019 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, Assent considered whether the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process ("RMAP"). Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists. We do not typically have a direct relationship with 3TG Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG Mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to the Covered Countries;

•	Known mineral source country of origin;

•	Responsible Minerals Assurance Process audit status;

•	Credible evidence of unethical or conflict sourcing;

•	Peer assessments conducted by credible third-party sources.

Consistent with of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product-specific CMRT to better identify the connection to products that they supply to us, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable time frames with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to Assent's online learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

1.	Do you have a conflict minerals sourcing policy in place?

2.	Have you implemented due diligence measures for conflict-free sourcing?

3.	Do you review due diligence information received from your suppliers against your company’s expectations?

4.	Does your review process include corrective action management?

Suppliers who respond affirmatively to each of the above questions are deemed to have a strong program in place. If they do not meet this criteria, they are identified as having a weak program, and follow-up emails are sent in order to provide them guidance on how to improve their program going forward.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We completed a management reporting dashboard on a periodic basis summarizing the results of the risk assessment process. Other elements of our due diligence process designed to respond to identified risks included the following:

•	Suppliers that did not respond to our initial survey request were sent escalation communications requesting that they provide the information requested.

•
Suppliers who provided incomplete or inconsistent responses were sent follow-up communications asking for clarification. Based on the type of red flag identified during a review of supplier responses, suppliers were sent a corrective action communication.

Step 4: Utilize Third-Party Audits of Supply Chain Due Diligence

We do not have a direct relationship with 3TG Minerals smelters or refiners, and we do not perform or direct audits of these entities within our supply chain. We rely on third-party audits of smelters and refiners conducted as part of the RMAP, independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5: Report Annually on Supply Chain Due Diligence

We report annually on our conflict minerals due diligence program by filing a Form SD and a Conflict Minerals Report with the SEC. Our Form SD and this Report can be found on our website at: ir.welbilt.com/investor-relations/financial-information/sec-filings/default.aspx

4.  Due Diligence Results

For the 2019 reporting year, we received completed CMRTs from approximately 64% of the 444 in-scope suppliers surveyed, which includes 2% of our in-scope suppliers that were unable to correct their CMRT and are deemed invalid submissions.

Appendix A to this Report lists the legitimate smelters and refiners that our in-scope suppliers reported as being in used their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the potential countries of origin from which the reported facilities may collectively source 3TG Minerals, based on information provided by our suppliers and RMI.

The majority of the responses we received from our suppliers were made on a company or division level, rather than on a product-level basis. Accordingly, the smelters or refiners identified by our suppliers in Appendix A may include smelters or refiners that processed 3TG Minerals supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in Appendix A were used to process the 3TG Minerals necessary to the functionality or production of Welbilt products during 2019. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed in Appendix A was a country of origin of 3TG Minerals used in our products during 2019 and therefore unable to conclusively determine the source and chain of custody of those 3TG Minerals.

In addition, the third-party audits conducted by the RMI, and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete 3TG Minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMAP and, as a result, are not responsible for the quality of these audits or the audit findings.

5. Risk Mitigation and Continuous Improvement Efforts

In addition to the commitments set forth in our Conflict Minerals Policy, we intend to take the following steps to improve our conflict minerals program and further mitigate the risk that our products contain 3TG Minerals from sources that support conflict in the Covered Countries:

•	Engage with suppliers to provide better resources for responsible sourcing of 3TG Minerals and implementing improved due diligence procedures for their supply chains;

•	Collaborate with Assent to improve supplier survey response rates and implement stronger supplier education practices;

•	Improve training programs to educate Welbilt employees who may be in direct contact with suppliers or other third parties regarding the Company’s conflict minerals compliance efforts; and

•	Attempt to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TG Minerals contained in our products.

Appendix A

Metal	Facility Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	C.I Metales Procesados Industriales SAS	CID003421
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	DS PRETECH Co., Ltd.	CID003195

Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Geib Refining Corporation	CID002459
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L'Orfebre S.A.	CID002762

Gold	LS-NIKKO Copper Inc.	CID001078
Gold	HeeSung Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777

Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Tony Goetz NV	CID002587
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	Asaka Riken Co., Ltd.	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	CP Metals Inc.	CID003402
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548

Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Power Resources Ltd.	CID002847
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231

Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834
Tin	Thaisarco	CID001898
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	CP Metals Inc.	CID003448

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	GEM Co., Ltd.	CID003417
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	KGETS Co., Ltd.	CID003388
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

Potential Countries of Origin: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States, Uzbekistan, Vietnam, Zambia and Zimbabwe. This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this listing is based on public information and company level responses as further described in the Report, and therefore, it is not certain which of these countries of origin can be linked to our products.